Exhibit 99

Horizon Offshore Announces Board Changes

HOUSTON--(BUSINESS WIRE)--Jan. 6, 2003--Horizon Offshore, Inc. (NASDAQ: HOFF) today announced that Jonathan Pollock, James Devine and Derek Leach have resigned from the board of directors.

"Horizon's board of directors and management team thank Jon, Jim and Derek for their service to the company," commented Chairman of the Board J. Louis Frank. Mr. Frank also stated that the remaining board will be made up of a majority of independent directors. Horizon's nominating committee has begun searching for and assessing potential board members from among several outstanding candidates.

Horizon provides marine construction services to the offshore oil and gas industry. The company's fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas and other sub sea production systems, and the installation and abandonment of production platforms.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements are subject to various risks and uncertainties, including, but not limited to, industry conditions and volatility; prices of oil and gas; the company's ability to obtain and the timing of new projects; changes in competitive factors; and other material factors that are described from time to time in the company's filing with the Securities and Exchange Commission.

Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Horizon Offshore or any other person that the projected outcomes can or will be achieved.

Contact: David W. Sharp, (713) 361-2630